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                                                                    EXHIBIT 21.1

                            MICRON TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                STATE (OR JURISDICTION) IN
NAME                                                                                WHICH INCORPORATED
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
Bear Technology Company, L.L.C................................................  Delaware
Maximum Video Systems, Inc....................................................  Arizona
Micron Communications, Inc....................................................  Idaho
Micron Electronics, Inc.......................................................  Minnesota
  MEI California, Inc.........................................................  California
  Micron Commercial Systems, Inc..............................................  Delaware
  Micron Electronics (H.K.) Limited...........................................  Hong Kong
  Micron Electronics Japan K.K................................................  Japan
  Micron Government Systems, Inc..............................................  Delaware
  Micron Electronics Overseas Trading, Inc....................................  Barbados
  Micron PC, Inc..............................................................  Delaware
  Micron Services, Inc........................................................  Delaware
Micron Europe Limited.........................................................  United Kingdom
Micron International Sales, Inc...............................................  Barbados
Micron Semiconductor Asia Pte. Ltd............................................  Singapore
Micron Semiconductor Asia Pacific Pte. Ltd....................................  Singapore
Micron Semiconductor Asia Pacific, Inc........................................  Idaho
Micron Semiconductor (Deutschland) GmbH.......................................  Germany
Micron Semiconductor Products, Inc............................................  Idaho
Micron Technology Asia Pacific, Inc...........................................  Idaho
Micron Technology Italia S.r.l................................................  Italy
Micron Technology Japan, K.K..................................................  Japan
Micron Technology Services, Inc...............................................  Idaho
Micron Technology Texas, LLC..................................................  Idaho